Exhibit 23
Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-48655, No. 33-69058 and No. 33-91090) pertaining to the
Scholastic Corporation 401(K) Savings and Retirement Plan; Registration Statement (Form S-8 No. 33-46338) pertaining to the 1992 Stock Option Plan; Registration Statement (Form S-8 No. 33-50128) pertaining to the 1992 Outside Directors' Stock Option Plan; Registration Statement (Form S-3 No. 333-17365) pertaining to $175,000,000 of Securities; Registration Statement (Form S-8 No. 333-62297) pertaining to Scholastic Corporation 1997 Outside Directors' Stock Option Plan; Registration Statement (Form S-8 No. 333-65757) pertaining to the Scholastic Corporation 1995 Stock Option Plan; Registration Statement (Form S-8 No. 333-68181) pertaining to the Scholastic Corporation Employee Stock Purchase Plan; Registration Statement (Form S-8 No. 333-68185) pertaining to the Scholastic Corporation Management Stock Purchase Plan; Registration Statement (Form S-8 No. 33-98186) pertaining to the Scholastic Corporation 2001 Stock Incentive Plan; and Registration Statement (Form S-3 No. 333-55238) pertaining to the issuance of up to $400,000,000 of Securities of our report dated July 17, 2002, except for the first paragraph of Note 13, as to which the date is July 30, 2002, with respect to the consolidated financial statements and schedule of Scholastic Corporation included in this Annual Report (Form 10-K) for the year ended May 31, 2002.

                                                          /s/ Ernst & Young



New York, New York
August 22, 2002


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